EXHIBIT 99.1

S&W Moves Corporate Offices to Sacramento California

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

SACRAMENTO, California - November 27, 2017 - S&W Seed Company (Nasdaq: SANW) today announced that it has moved its global corporate offices from Hanford, California to Sacramento, California. Located in Old Sacramento, the office will consolidate S&W's executive, sales and marketing, finance and administration teams.

S&W will continue to maintain its locations in Five Points, California, which includes seed production and processing, Nampa, Idaho, which includes seed production and processing as well as its newly constructed research and development facilities for alfalfa, stevia and sorghum, and in Arlington, Wisconsin, which includes alfalfa research and development. Additionally, S&W Seed Company will continue to maintain its locations in Australia, including: Adelaide and Keith in South Australia covering sales, administration, seed production, processing and alfalfa research and development; and Toowoomba, Queensland as the center for S&W's research in hybrid seed crops.

The new global corporate address is 106 K Street, Suite 300, Sacramento, California 95814.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in the San Joaquin Valley of California. S&W's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in alfalfa seed, with significant research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the Western United States, including the San Joaquin and Imperial Valleys of California, Australia, and Canada. S&W sells its seed products in more than 30 countries around the globe. S&W also provides hybrid sorghum and sunflower, and is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements concerning S&W Seed Company's operations and activities conducted at each of its locations. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected. These and other risks are identified in our filings with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, and in our other filings subsequently made with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. S&W Seed Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.